Exhibit 99.1

RAMBUS INC.

2006 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Rambus Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Outside Director” means a Director who is not an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee) “Plan” means this 2006 Equity Incentive Plan.

(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(nn) “Successor Corporation” has the meaning given to such term in Section 15(c) of the Plan.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 8,400,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 1.5 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.5 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units,

Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) shall cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi) to modify or amend each Award (subject to Section 20(c) of the Plan);

(vii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options covering up to an additional 1,000,000 Shares.

(c) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This will include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 200,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant will receive more than an aggregate of 200,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The exercise price for a Stock Appreciation Right may not be reduced without the consent of the

Company’s stockholders. This will include, without limitation, a repricing of the Stock Appreciation Right as well as an exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for an Option, Stock Appreciation Right or other Award.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 200,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 300,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant.

The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or an business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any

Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Awards to Outside Directors

(a) General. All grants of Options to Outside Directors pursuant to this Section 14 will be automatic and nondiscretionary and will be made in accordance with the following provisions, except as otherwise provided herein.

(b) Granting of Awards.

(i) First Option. Each Outside Director who becomes an Outside Director after the effective date of this Plan will be automatically granted a Nonstatutory Stock Option to purchase 40,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive a First Option.

(ii) Subsequent Option. Each Outside Director will be automatically granted a Nonstatutory Stock Option to purchase 20,000 Shares (a “Subsequent Option”) on October 1 of each year; provided that he or she is then an Outside Director and, provided further, that as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(c) Terms of Options. The terms of First Options and Subsequent Options granted hereunder will be as follows:

(i) the term of each Option will be ten (10) years.

(ii) the exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant. In the event that the date of grant is not a trading day, the exercise price per Share will be the Fair Market Value on the next trading day immediately following the date of grant.

(iii) 12.5% of the Shares subject to the Option will vest six (6) months after the date of grant, and 1/48 of the Shares subject to the Option will vest each month thereafter so that 100% of the Shares subject to the Option will be vested four (4) years from the grant date, subject to the Optionee remaining a Service Provider through each such vesting date.

(d) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Options granted under this Section 14, including, without limitation, the number of Shares and exercise prices thereof, for Options granted on or after the date the Administrator determines to make any such change or revision.

(e) Other Awards. Nothing in this Section 14 will limit the ability of the Administrator to grant all types of Awards under the Plan (including Options) to Outside Directors in addition to the Options that are granted to them under this Section 14.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10 and 14.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on

Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

RAMBUS INC.

2006 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement (the “Agreement”).

I. NOTICE OF STOCK OPTION GRANT

Name:

Address:

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number	____________________________

Date of Grant	____________________________

Vesting Commencement Date	____________________________

Exercise Price per Share	$ ___________________________

Total Number of Shares Granted	____________________________

Total Exercise Price	$ ___________________________

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:	____________________________

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[Insert vesting schedule.]

If a successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”) assumes this Option or substitutes it with an equivalent award as provided in Section 15(c) of the Plan, then if following such assumption or substitution the Optionee’ s status as an Employee or employee of the Successor Corporation, as applicable, is terminated by the Successor Corporation as a result of an Involuntary Termination (as defined below) other than for Cause (as defined below) within twelve (12) months following the Change in Control, this Option will immediately vest and become exercisable as to 100% of the Shares subject to this Option.

For these purposes, “Cause” will mean (i) any act of personal dishonesty taken by Participant in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Participant, (ii) Participant’s conviction of a felony, (iii) a willful act by Participant which constitutes gross misconduct and which is injurious to the Successor Corporation, and (iv) following delivery to Participant of a written demand for performance from the Successor Corporation which describes the basis for the Successor Corporation’s belief that Participant has not substantially performed his duties, continued violations by Participant of Participant ‘s obligations to the Successor Corporation which are demonstrably willful and deliberate on Participant’s part.

For these purposes, any of the following events shall constitute an “Involuntary Termination”: (i) without Participant’s express written consent, a significant reduction of Participant’s duties, authority or responsibilities, relative to Participant’s duties, authority or responsibilities as in effect immediately prior to the Change in Control, or the assignment to Participant of such reduced duties, authority or responsibilities; (ii) without Participant’s express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Participant immediately prior to the Change in Control; (iii) a reduction by the Successor Corporation in the base salary of Participant as in effect immediately prior to the Change in Control; (iv) a material reduction by the Successor Corporation in the kind or level of employee benefits, including bonuses, to which Participant was entitled immediately prior to the Change in Control with the result that Participant’s overall benefits package is significantly reduced; (v) the relocation of Participant to a facility or a location more than fifty (50) miles from Participant’s then present location, without Participant’s express written consent; (vi) any purported termination of Participant by the Successor Corporation which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of Participant.

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability; provided, however, that if Participant is an Officer or Director on the date of such termination, this Option will exercisable for one (1) year from the date of such termination. If Participant ceases to be a Service Provider due to Participant’s death or Disability, this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15(c) of the Plan.

II. AGREEMENT

A. Grant of Option.

The Administrator hereby grants to individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

B. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

C. Method of Payment.

Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

1. cash;

2. check;

3. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

4. surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Participant and not subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

E. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

F. Tax Obligations.

1. Withholding Taxes. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

G. Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

H. NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH

PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	RAMBUS INC.

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

RAMBUS INC.

2006 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Rambus Inc.

4400 El Camino Real

Los Altos, CA 94022

Attention: Stock Administration

1. Exercise of Option. Effective as of today,                     ,             , the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Rambus, Inc. (the “Company”) under and pursuant to the 2006 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated                      (the “Agreement”). The purchase price for the Shares will be $             , as required by the Award Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Agreement, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

Submitted by:	Accepted by:

PURCHASER:	RAMBUS INC.

Signature	By

Print Name	Its

Address:	Address:

Rambus Inc.
4400 El Camino Real
Los Altos, CA 94022

Date Received

RAMBUS INC.

2006 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK

Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A (together, the “Restricted Stock Agreement” or the “Agreement”).

Participant:

Address:

Participant has been granted the right to receive an Award of Restricted Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number	___________________

Date of Grant	___________________

Vesting Commencement Date	___________________

Number of Shares of Restricted Stock	___________________

[Exercise Price Per Share	$ _________________]

Term/Expiration Date	___________________

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock shall vest and the Company’s right to repurchase the Restricted Stock shall lapse in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

[PARTICIPANT MUST PURCHASE THE SHARES BEFORE THE EXPIRATION DATE OR THE RESTRICTED STOCK AWARD WILL TERMINATE AND PARTICIPANT WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES.]

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the attached Terms and Conditions of Restricted Stock Grant, both of which are made a part of this document.

PARTICIPANT:	RAMBUS INC.

Signature	By

Print Name	Title

APPENDIX A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1. Purchase of Stock. The Company hereby agrees to sell to Participant and Participant hereby agrees to purchase the number of shares of the Company’s Common Stock (the “Restricted Stock”), at the per Share purchase price and as otherwise described in the Notice of Grant. The purchase price for the Restricted Stock, if any, may be paid by delivery to the Company at the time of execution of this Agreement of cash, a check, or some combination thereof, together with any applicable withholding taxes.

OR

Grant. The Company hereby grants to Participant under the Plan for past services and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, an Award of Shares of Restricted Stock, subject to all of the terms and conditions in this Agreement and the Plan.

2. Escrow of Shares.

(a) All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.

(b) The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c) Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d) The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e) Subject to the terms hereof, Participant will have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f) In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split,

reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g) The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

3. Vesting Schedule/Period of Restriction. Except as provided in Section 4, and subject to Section 5, the Shares of Restricted Stock awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested at the time of Participant’s termination as a Service Provider for any reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination. Participant will not be entitled to a refund of the price paid for the Shares of Restricted Stock, if any, returned to the Company pursuant to this Section 5. Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 5, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income and employment taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant or the Escrow Agent. Except as provided in Section 2(f), after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Rambus, Inc., 4400 El Camino Real, Los Altos, CA 94022, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in Section 6 above, the unvested Shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares of Restricted Stock subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Release from Escrow. The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No individual serving as the Administrator (either serving alone or with other individuals) will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock.

19. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received a Restricted Stock Award under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

20. Notice of Governing Law. This Restricted Stock Award will be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

RAMBUS INC.

2006 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A (together, the “Restricted Stock Agreement” or the “Agreement”).

Participant:

Address:

You have been granted the right to receive Restricted Stock Units, subject to the terms and conditions of the Plan and the Agreement as follows:

Grant Number	_______________________

Date of Grant	_______________________

Vesting Commencement Date	_______________________

Total Number of Restricted Stock Units	_______________________

Vesting Schedule:

The Restricted Stock Units will vest as follows:

[INSERT VESTING SCHEDULE.]

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Agreement, both of which are made a part of this document.

PARTICIPANT	RAMBUS INC.

Signature	By

Print Name	Title

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant. The Company hereby grants to Participant under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in the Notice of Grant, this Agreement and the Plan.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to Section 4, the Restricted Stock Units awarded by this Agreement will vest in Participant according to the vesting schedule set forth on the attached Notice of Grant, subject to Participant continuing to be a Service Provider through each such date.

4. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

5. Payment after Vesting. Any Restricted Stock Units that vest in accordance with Section 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7.

6. Payments after Death. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares so issuable. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Section 3, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder, unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.

10. No Effect on Service. Participant acknowledges and agrees that the vesting of the Restricted Stock Units pursuant to Section 3 hereof is earned only by Participant continuing to be a Service Provider through the applicable vesting dates (and not through the act of being hired or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Participant continuing to be a Service Provider for the vesting period, for any period, or at all, and will not interfere with Participant’s right or the right of the Company (or the Parent or Subsidiary employing or retaining Participant) to terminate Participant’s status as a Service Provider at any time, with or without cause.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Rambus Inc., 4400 El Camino Real, Los Altos, CA 94022, or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

15. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

16. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock Units.

21. Governing Law. This Award Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.